UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 23, 2013

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2013, UGI Utilities, Inc. (the "Company"), a wholly owned subsidiary of UGI Corporation, entered into a Service Agreement with Columbia Gas Transmission, LLC ("Columbia") under Columbia’s FERC Rate Schedule FTS (the "Service Agreement"). The Service Agreement becomes effective on August 1, 2013 and continues in full force and effect until October 31, 2023. The Company holds a right of first refusal under FERC regulations for extension of the Service Agreement upon expiration of the current term.

Under the Service Agreement, the Company can ship up to 50,412 Dth per day of natural gas on the Columbia Gas Transmission pipeline for delivery to the Company’s distribution system. The Company will pay at least the minimum tariff rates for FTS service from Columbia. The rates for service are subject to change from time to time in accordance with FERC ratemaking procedures. The Service Agreement is subject to the general terms and conditions of Columbia’s FERC Gas Tariff. This Service Agreement supersedes FTS Service Agreement No. 46284, revision No. 5.

A copy of the Service Agreement is filed as Exhibit 10.1 to the Company's Form 8-K filed on July 29, 2013 and is incorporated herein by reference. The summary of the terms of the Service Agreement is qualified in its entirety by reference to the Service Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

July 29, 2013	By:	/s/ Jessica A. Milner

Name: Jessica A. Milner
Title: Assistant Secretary